UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pending Sale – City Walk Property

In November 2013, CNL Growth Properties, Inc., through an affiliate (collectively, the “Company” or “we”), together with LMI City Walk Investor, LLC, formed a joint venture (the “Joint Venture”), which purchased a fee simple interest in an approximately 10.7-acre parcel of land, on which the Joint Venture developed, constructed and now operates a 320-unit “Class A” multifamily residential community known as “City Walk” (the “City Walk Property”).

On September 15, 2016, the Joint Venture entered into a Purchase and Sale Agreement (the “Agreement”) with Bluerock Real Estate, I, LLC, an unaffiliated third party (the “Buyer”), for the sale of the City Walk Property (the “Sale”). The sale price for the City Walk Property is approximately $76 million. Buyer paid into escrow a $0.75 million earnest money deposit. If Buyer does not terminate the Agreement on or before the end of the study period on September 30, 2016, Buyer will then provide an additional deposit of $0.75 million, and the earnest money deposit will be nonrefundable, except in the event of the Joint Venture’s breach of the Agreement or failure to satisfy conditions to the consummation of the Sale.

The Agreement contains customary representations, warranties, covenants and indemnities of the Joint Venture and the Buyer. The Company currently anticipates that the consummation of the Sale will occur on or about October 28, 2016; provided, however, that Buyer may extend the closing date to November 29, 2016 by providing advance notice to the Joint Venture on or before October 24, 2016 and paying an additional $0.375 million extension deposit (the “Extension Deposit”); and provided, further, there can be no assurance that the Sale will ultimately be completed.

On September 19, 2016, the Company and the Buyer entered into the First Amendment to Purchase and Sale Agreement, pursuant to which the parties agreed that if the Buyer pays the Extension Deposit and exercises its one-time right to extend the closing date to November 29, 2016, the Company shall then have the right to extend the closing date to December 1, 2016; provided, however, that the Company must notify the Buyer, the escrow agent and the title agent on or before November 14, 2016.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical fact, including statements about the timing and consummation of the Sale, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlgrowthproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2016		CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton Chief Financial Officer